UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2019 (December 17, 2019)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 3.02              Unregistered Sale of Equity Securities.

On December 17, 2019, ClearOne, Inc. (the “Company”) completed its previously announced issuance and sale of $3,000,000 of secured convertible notes of the Company (the “Notes”) and warrants (the “Warrants”) to purchase 340,909 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), in a private placement transaction exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Notes and Warrants were issued and sold to Edward D. Bagley, an affiliate of the Company, on the terms and conditions of a Note Purchase Agreement dated December 8, 2019 between the Company, certain subsidiary guarantors of the Company, and Mr. Bagley, as further described in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 9, 2019 and is incorporated herein by reference.

The Company intends to use the proceeds from the sale of the Notes and Warrants for general corporate purposes and working capital.

Item 7.01              Regulation FD.

See Item 3.02 above which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: December 17, 2019	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer (Principal Executive Officer)